UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2025, Future Fintech Group Inc. (the “Company”) entered into a Settlement and Forbearance Agreement (the “Agreement”) with FT Global Capital, Inc. (“FT Global”), pursuant to which the parties agreed to settle four judgments totaling approximately $10.2 million entered against the Company in federal courts in Georgia, New York, Florida, and Ohio (collectively, the “Judgements”). Under the Agreement, FT Global agreed to forbear from enforcement and collection of the Judgments, including suspending an auction of shares of common stock of the Company, in exchange for the Company’s payment obligations and issuance of securities as outlined below.

Under the Agreement, the Company is required to make cash settlement payments totaling $4 million in installments over 18 months, beginning with an initial $500,000 payment due by June 20, 2025. In addition, the Company agreed to issue an aggregate of 400,000 shares of its common stock to FT Global and its legal counsel, and to issue rights entitling FT Global to receive up to 1.3 million additional shares of common stock, exercisable over time. These securities will be issued pursuant to a court order under Section 3(a)(10) of the Securities Act of 1933, as amended. If the Company is unable to issue the shares as contemplated, it is required to file a registration statement to register the securities at FT Global’s request.

The Agreement includes customary releases by both parties and a covenant by the Company to remain current in its SEC filings and maintain its listing on an eligible national securities exchange. If the Company fails to meet its obligations under the Agreement, FT Global may declare a default and resume collection efforts.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement and Forbearance Agreement by and between Future FinTech Group Inc. and FT Global Capital, Inc. dated on June 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 20, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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